Exhibit 99.1

National Vision Provides Additional COVID-19 Related Business Update
Duluth, Ga. (April 23, 2020) - National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”), one of the nation’s largest optical retailers providing quality, affordable eye care and eyewear, today announced plans for the gradual re-opening of retail locations to the public with enhanced safety protocols and a focus on meeting the essential, urgent and emergency eye health needs of patients and customers.
Beginning April 27th, the Company plans to open stores selectively over the coming weeks with a goal for all stores within its family of retail brands to be open to the public by early June. Specific information about re-openings within the America’s Best Contacts & Eyeglasses and Eyeglass World brands can be found on the brand websites at www.americasbest.com and www.eyeglassworld.com.
“As we continue to navigate this unprecedented pandemic, we are monitoring the recommendations of public health and government agencies. Our priority has been, and continues to be, the safety of our associates, optometrists, patients and customers,” said Chief Executive Officer Reade Fahs. “During the temporary closure of our stores, we have heard from our customers and patients that they need the critical eye care services we offer. We have developed a phased approach to re-opening our stores to the public that we believe is not only safe and responsible, but also will allow us to continue serving those that need our eye care services the most during this time of lack of access.”
As part of the selective re-opening of retail stores, the Company developed and implemented policies and procedures designed to keep associates, optometrists, patients and customers as safe as possible. All policies and procedures align with recommendations of the Centers for Disease Control and Prevention and the American Optometric Association as well as federal and state guidance on social distancing, cleaning procedures, use of personal protective equipment and other safety measures. Additionally, National Vision is implementing expanded health and safety training and procedures for all stores and optometrists practicing in its retail locations.
Throughout the phased re-opening, retail locations that remain temporarily closed to the public will continue to provide services as associates remain available by phone for patients and customers in need. The Company’s e-commerce websites, including www.discountglasses.com and www.discountcontacts.com, also remain fully operational.
About National Vision Holdings, Inc.
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with more than 1,100 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, the Company's strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, those set forth in our Annual Report on Form 10-K under the heading “Risk Factors” and in subsequent filings by National Vision with the Securities and Exchange Commission (“SEC”). Potential risks and uncertainties include those relating to the ultimate geographic spread of the coronavirus, the duration of the coronavirus outbreak and actions that may be taken by governmental authorities to contain the outbreak or treat its impact, Company cost-saving initiatives as a response to the coronavirus outbreak and the potential selective re-opening of retail stores, which may adversely impact our business, results of operations and financial condition. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Media Contact:
Kristina Gross
Kristina.gross@nationalvision.com
(470) 448-2355

Investor Relations Contact:
David Mann, CFA
David.mann@nationalvision.com
(470) 448-2448